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                                                                    EXHIBIT 21.1

                           THE LEARNING COMPANY, INC.
                                  SUBSIDIARIES


SoftKey Software Products Inc. (Ontario)
SoftKey Holdings Corporation (Ontario)
TLC Multimedia Inc. (Minnesota)
Learning Company Properties Inc. (Delaware)
The Learning Company Funding, Inc. (Delaware)
The Learning Company (Ireland) Limited (Ireland)
Minnesota Educational Computing Corporation (Minnesota)
Compton's NewMedia, Inc. (California)